Exhibit 99.1

By Electronic Delivery to: aschoenbart@EchoTX.com	805 King Farm Blvd. Rockville, MD 20850 / USA Nasdaq.com

August 20, 2015

Mr. Alan W.  Schoenbart Chief Financial Officer Echo Therapeutics, Inc.
99 Wood Avenue South, Suite 302
Iselin, NJ 08830

Re:	Echo Therapeutics, Inc. (the “Company”) Nasdaq Symbol: ECTE

Dear Mr. Schoenbart:

I am following up on our recent telephone conversation, in which I explained that companies listed on the Nasdaq Capital Market (the “Capital Market”) are required to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing.1 Since your Form 10-Q for the period ended June 30, 2015 reported stockholders’ equity of ($1,637,729), and as of August 20, 2015, the Company does not meet the alternatives of market value of listed securities or net income from continuing operations, the Company no longer complies with our Listing Rule (the “Rule”).2

Under our Rules the Company has 45 calendar days to submit a plan to regain compliance. If your plan is accepted, we can grant an extension of up to 180 calendar days from the date of this letter to evidence compliance. Your plan should be as definitive as possible, addressing any issues that you believe would support your request for an extension. You are encouraged to provide any relevant documentation, including but not limited to financial projections, agreements, offering circulars, letters of intent and contracts and the time line to complete your plan.3 The fee for the compliance plan review is $5,000.4 Please submit your non-refundable Compliance Plan Review fee in accordance with the instructions provided on the attached “Check Payment Form”.

________________________________

1 Listing Rule 5550(b)(1)
2 In a situation where an Issuer does not comply with the minimum $2.5 million, shareholders’ equity criteria of the Capital Market, Staff will determine if the Company has a market value of listed securities of $35 million, or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. For your convenience we have attached a breakdown of the Capital Market’s quantitative continued listing requirements.
3 For additional information with respect to compliance plans please see attached “Nasdaq Reference Links” when preparing your plan of compliance. This attachment includes links to the Frequently Asked Questions section relating to continued listing.
4 Listing Rule 5810(c)(2).

Mr. Alan W. Schoenbart
August 20, 2015

In determining whether to accept your plan, we will consider such things as the likelihood that the plan will result in compliance with Nasdaq’s continued listing criteria, the Company’s past compliance history, the reasons for the Company’s current non-compliance, other corporate events that may occur within our review period, the Company’s overall financial condition and its public disclosures.  Therefore, it would be helpful if your plan addresses each of these points.

Please email the Company’s compliance plan and the copy of the Check Payment Form or wire confirmation to me at darryl.bass@nasdaq.com no later than October 5, 2015. After I review the plan we will contact you if we have any questions or comments and will provide you written notice of our decision. If we do not accept your plan, you will have the opportunity to appeal that decision to a Hearings Panel.5

Our Rules require that the Company promptly disclose receipt of this letter by either filing a Form 8-K, where required by SEC rules, or by issuing a press release. The announcement needs to be made no later than four business days from the date of this letter and must include the continued listing criteria that the Company does not meet.6 The Company must also submit the announcement to Nasdaq’s MarketWatch Department.7 If the public announcement is made between the hours of 7:00 AM and 8:00 PM Eastern Time, the Company must submit the announcement to Nasdaq’s MarketWatch Department at least ten minutes prior its public release. If the public announcement is made outside of these hours, the Company must submit the announcement prior to 6:50 A.M. Eastern Time. Please note that if you do not make the required announcement trading in your securities will be halted.8

Finally, Nasdaq makes available to investors a list of all non-compliant companies, which is posted on our website at https://listingcenter.nasdaq.com. The Company will be included in the list beginning five business days from the date of this letter. As part of this process, an indicator reflecting the Company’s non-compliance will be broadcast over Nasdaq’s market data dissemination network and will also be made available to third party market data providers.

If you have any questions, please contact me at +1 301 978 8062.

________________________________

5 See Listing Rule 5815(a).
6 Listing Rule 5810(b).
7 The notice must be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure submission system available at www.NASDAQ.net.
8 Listing IM-5810-1.

Mr. Alan W. Schoenbart
August 20, 2015

Sincerely,
Darryl Bass Listing Analyst
Nasdaq Listing Qualifications

Enclosures

NASDAQ REFERENCE LINKS

Topic	Description
NASDAQ Listing Rules	All initial and continued listing rules
Corporate Governance	Board composition , committee requirements and shareholder approval
Fees	FAQ's Listing Fees
Frequently Asked Questions (FAQ's)	Topics related to initial listing and continued listing
Hearing Requests & Process	Discussion of the Nasdaq Hearings process
Listing of Additional Shares (LAS)	Explanation of Nasdaq’s Listing of Additional Shares process
Transfer to the Nasdaq Capital Market	Procedures and application to transfer securities to the Nasdaq Capital Market

  Access to all Nasdaq listing information and forms can be accessed at the following:
https://listingcenter.nasdaq.com/Home.aspx

Check Payment Form

If paying by check, please complete this form and include it along with your payment. If paying by wire, please click here for instructions.

All checks should be made payable to the NASDAQ Stock Market LLC at the following address:

For payments sent by regular mail:
The NASDAQ Stock Market LLC
c/o Wells Fargo Bank, N.A.
Lockbox 90200
PO Box 8500
Philadelphia, PA 19178-0200

For payments sent by overnight mail:
The NASDAQ Stock Market LLC
c/o Wells Fargo Bank, N.A.
Lockbox 90200
401 Market Street
Philadelphia, PA 19106

COMPANY NAME ____________________ SYMBOL ____________

ADDRESS ______________________________

ADDRESS ______________________________

REMITTER NAME (if different than Company Name) ____________________

AMOUNT ____________________ CHECK NO ____________

PLEASE INDICATE REASON FOR PAYMENT BY CHECKING ONE OF THE FOLLOWING BOXES:

- ☐ **Compliance Plan Review:** There is a $5,000 fee in connection with the review of a compliance plan.
- ☐ **Transfer Application:** The fee for companies transferring from the Global or Global Select Market to the Capital Market is $5,000.
- ☐ **New Company Application and Entry:** The application fee is $25,000 for the Global or Global Select Market, $5,000 for the Capital Market, and $1,000 for companies applying to list Closed End Funds, Exchange Traded Funds, Index Fund Shares or other structured products. The remainder of the entry fee is due prior to the first day of trading.
- ☐ **Interpretation Request**: The fee in connection with such a request is $5,000 for a regular request, where a company generally requires a response within four weeks, and $15,000 for an expedited request, where a company requires a response in more than one week but less than four weeks.
- ☐ **Hearing or Appeal Request**: The fee in connection with a hearing or an appeal of a Hearing Panel decision to the NASDAQ Listing and Hearing Review Council is $10,000.
- ☐ **Substitution Listings and Changes in the Company Record:** The fee in connection with a change in the company record is $7,500; the fee in connection with a substitution listing is $15,000. These changes are report using the Company Event Form.
- ☐ **SPAC Substitution Listing Fee:** There is a $15,000 substitution listing fee in connection with a SPAC that completes a business combination.